Exhibit 99.1

Investor Relations Contact:	Media Relations Contact:
William Davis	Meredith Payette
+1 312-517-5725	+1 312-517-6216
ir@gogoair.com	pr@gogoair.com

Gogo Provides Preliminary First Quarter 2019 Financial Results

CHICAGO – April 15, 2019 — Gogo (NASDAQ: GOGO), the leading global provider of broadband connectivity products and services for aviation, announces the following preliminary first quarter 2019 financial results:

•	Consolidated revenue of $197 million to $200 million

•	Consolidated net loss of $17 million to $20 million

•	Adjusted EBITDA of $35 million to $38 million

•	Net loss and Adjusted EBITDA both include the benefit of approximately $7 million in project-related revenue for an airline customer and $4 million of delayed timing of expense items

•	Total cash and cash equivalents at March 31, 2019 of approximately $188 million, reflecting $46 million in semi-annual interest payments made by the Company during the quarter

“The combination of better than expected Commercial Aviation service revenue and lower than expected overall operating and satcom costs contributed to our much better than expected preliminary Adjusted EBITDA in the first quarter,” said Oakleigh Thorne, President and CEO of Gogo. “Our focus on cost management and operational execution continues to drive financial momentum.”

The Company will release its complete financial results for the first quarter of 2019 before the market opens on May 9, 2019, and will host a conference call with financial analysts the same day at 8:30 a.m. (ET).

Cautionary Statement Regarding Preliminary Results for the First Quarter of 2019

The expected first quarter 2019 results are preliminary, unaudited and subject to completion, reflect management’s current views and may change as a result of management’s review of results and other factors, including a wide variety of significant business, economic and competitive risks and uncertainties. Such preliminary results are subject to the closing of the first quarter of 2019 and finalization of first quarter accounting and reporting procedures, which have yet to be performed, and should not be viewed as a substitute for full quarterly financial statements prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We caution that the preliminary first quarter 2019 results are not guarantees of future performance or outcomes and that actual results may differ materially from those described above. Factors that could cause actual results to differ from those described above are set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”) and under “—Cautionary Note Regarding Forward-Looking Statements” below. All forward-looking statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

You should read this information together with the financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for prior periods included in the Company’s SEC filings. Neither our independent registered public accounting firm nor any other independent registered public accounting firm has audited, reviewed or compiled, examined or performed any procedures with respect to the preliminary results, nor have they expressed any opinion or any other form of assurance on the preliminary results.

EBITDA and Adjusted EBITDA Description and Reconciliation

Adjusted EBITDA represents EBITDA (which represents net income (loss) attributable to common stock before interest expense, interest income, income taxes, depreciation expense and amortization of other intangible assets) adjusted for (i) stock-based compensation expense, (ii) amortization of deferred airborne lease incentives, (iii) amortization of STC costs and (iv) litigation settlement proceeds. Our management believes that the use of Adjusted EBITDA eliminates items that, management believes, have less bearing on our operating performance, thereby highlighting trends in our core business which may not otherwise be apparent. It also provides an assessment of controllable expenses, which are indicators management uses to determine whether current spending decisions need to be adjusted in order to meet financial goals and achieve optimal financial performance.

We believe the exclusion of stock-based compensation expense from Adjusted EBITDA is appropriate given the significant variation in expense that can result from using the Black-Scholes model to determine the fair value of such compensation. The fair value of our stock options is determined using the Black-

Scholes model and varies based on fluctuations in the assumptions used in this model, including inputs that are not necessarily directly related to the performance of our business, such as the expected volatility, the risk-free interest rate and the expected life of the options. Therefore, we believe the exclusion of this cost provides a clearer view of the operating performance of our business. Further, stock option grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time. While we believe that investors should have information about any dilutive effect of outstanding options and the cost of that compensation, we also believe that stockholders should have the ability to consider our performance using a non-GAAP financial measure that excludes these costs and that management uses to evaluate our business.

We believe the exclusion of the amortization of deferred airborne lease incentives and amortization of STC costs from Adjusted EBITDA is useful as it allows an investor to view operating performance across time periods in a manner consistent with how management measures segment profit and loss. Management evaluates segment profit and loss in this manner, excluding the amortization of deferred airborne lease incentives and amortization of STC costs, because such presentation reflects operating decisions and activities from the current period, without regard to the prior period decision or the form of connectivity agreements.

We believe the exclusion of litigation settlement proceeds from Adjusted EBITDA is appropriate as this is non-recurring in nature and represents an infrequent financial benefit to our operating performance.

We also present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides investors, securities analysts and other users of our financial statements with important supplemental information with which to evaluate our performance and to enable them to assess our performance on the same basis as management.

Adjusted EBITDA is not a measure presented in accordance with GAAP, and our use of the term Adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA has limitations as an analytical tool and should not be considered as an alternative to net income, operating profit, revenues or any other performance measures derived in accordance with GAAP as measures of operating performance.

Gogo Inc. and Subsidiaries

Reconciliation of Expected GAAP Net Loss Range(1)

to Expected Adjusted EBITDA Range

For the Three Months Ended March 31, 2019

Preliminary and Confidential

(in millions)

(unaudited)

Expected Net loss range (GAAP)	$(20) to $(17)
Interest expense	33
Interest income	(1)
Income tax provision	0
Depreciation and amortization	31

Expected EBITDA range	43 to 46
Stock-based compensation expense	4
Amortization of deferred airborne lease incentives	(9)
Amortization of STC costs	0
Litigation settlement proceeds	(3)

Expected Adjusted EBITDA range	$35 to $38

(1)

The expected first quarter 2019 net loss and Adjusted EBITDA ranges both include the benefit of approximately $7 million in project-related revenue for an airline customer and $4 million of delayed timing of expense items.

*	Totals may not sum due to rounding.

Cautionary Note Regarding Forward-Looking Statements

Certain disclosures in this press release include “forward-looking statements” that are based on management’s beliefs and assumptions and on information currently available to management. Most forward-looking statements contain words that identify them as forward-looking, such as “anticipates,” “believes,” “continues,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms that relate to future events. Forward-looking statements also include projections, forecasts or estimates of performance, including, in particular, statements regarding our preliminary first quarter 2019 results. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release and Gogo undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.    These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain. Important factors that could cause actual results, developments and business decisions to differ materially from these forward-looking statements include the uncertainties described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2019.

About the Company:

Gogo is the Inflight Internet Company. We are the leading global provider of broadband connectivity products and services for aviation. We design and source innovative network solutions that connect aircraft to the Internet and develop software and platforms that enable customizable solutions for and by our aviation partners. Once connected, we provide industry leading reliability around the world. You can find Gogo’s products and services on thousands of aircraft operated by the leading global commercial airlines and thousands of private aircraft, including those of the largest fractional ownership operators. Gogo is headquartered in Chicago, IL, with additional facilities in Broomfield, CO, and locations across the globe. Connect with us at gogoair.com.